Exhibit 16


December 05, 2006


Securities and Exchange Commission
100 F Street, NE
Washington, D.C.  20549


Re:    New Century Companies, Inc.
       Commission File No. 000-09459


We have read the  statements  that New Century  Companies,  Inc. has included in
Item 4.01 of the Form 8-K filed on December 05, 2006. We agree with such statements made insofar as they relate to our Firm.

Sincerely,

/s/ Squar, Milner, Miranda & Williamson, LLP


Newport Beach, California